UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2008

SAVI MEDIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-27727	91-1766174

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12707 High Bluff Drive, Suite 200 San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (858) 350-4207

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

The two consolidated derivative lawsuits, entitled Mario Procopio, et al. v. Savi Media Group, Inc., et al. and Serge Monros, et al. v. Savi Media Group, Inc., et al., consolidated as Orange County Superior Court Case No. 07CC02180, have recently settled.  In reaching the settlement, no parties have made any admission of liability or wrongdoing.  As part of the settlement, Mario Procopio, Kathy Procopio, and certain private corporations controlled by the Procopios have voluntarily waived accrued unpaid compensation and returned the following securities to the Company: 1,000,000 Preferred A shares, 1,500,000 Preferred C shares, 7,102,300 common shares, and 125,000,000 options.  As consideration, Savi has agreed to a limited indemnification of the Procopios for certain transactions agreed-upon by the Procopios and the Company.  The Procopios also waive any rights to the 4,000,000 Preferred A shares they previously pledged to Cornell Capital and the parties understand that Cornell Capital retains control of this stock.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

February 27, 2008	Savi Media Group, Inc.

By: /s/ Serge Monros
Serge Monros
Chairman, CEO and CTO